                                                                    EXHIBIT 3.01


                                  CERTIFICATE


     TO WHOM IT MAY CONCERN:

     The undersigned Secretary of St. Joe Paper Company does hereby certify that on the 29th day of March, A.D. 1955, at the Annual Meeting of the Stockholders of said corporation, held at 1524 Barnett National Bank Building, Jacksonville, Florida, which meeting was duly held pursuant to notice, and at which meeting the holders of more than ninety per cent (90%) of the outstanding stock of said corporation were present in person or by valid proxies, the following resolution to amend the Certificate of Incorporation of the company was adopted by unanimous vote of those Stockholders present and by those holding proxies for Stockholders not personally present:


     BE IT RESOLVED by the Stockholders of St. Joe Paper Company that the Certificate of Incorporation of this corporation be amended so that the same shall read as follows:

                      AMENDED CERTIFICATE OF INCORPORATION
                                       OF
                             ST. JOE PAPER COMPANY

     ARTICLE I.  LAWS OF FLORIDA TO GOVERN.   The Laws of Florida shall govern
the corporation.

     ARTICLE II. NAME. The name of the Corporation is ST. JOE PAPER COMPANY.

     ARTICLE III. GENERAL NATURE OF BUSINESS. The general nature of the business and the objects and purposes to be transacted, promoted and carried on by the corporation are as follows:

     To manufacture, buy, sell, import, export and deal in pulp wood, wood pulp, paper, paper board, and all raw materials thereof and products and by-products therefrom, and articles of commerce made wholly or partly of pulp wood, wood pulp, paper, or paper board, and to establish, operate and maintain mills, plants and factories for such purpose;

     To engage generally in the real estate business in all of its branches; to hold, buy, own, hire, control, work, develop, sell, convey, lease, mortgage, pledge, exchange, cultivate, improve, and otherwise deal in or dispose of real estate and property, and any right, interest or estate therein, including fixtures, leases, tax titles and liens and other liens, as well as mineral rights and water rights; to plan, construct, build, erect, layout, open, repair and improve or otherwise deal in and with public or private roads, parks, streets, sidewalks, avenues, lanes, alleys, sewers, city, town and village sites and any and all other convenience and facilities for the operation, development, improvement and use of real estate and generally to do any and all things necessary, useful or desirable for the development, operation, improvement, sale or use of real estate; to purchase or otherwise acquire, lease, build, hold, maintain, mortgage or otherwise lien, operate, rent and sell or otherwise dispose of, as principal or agent, hotels, office buildings, boarding houses, restaurants, dwelling houses, apartment houses, stores, elevators, wharves, piers, docks, booms, tramways, bridges, and any and all other kinds of buildings and structures, and also steamboats, steam-ships, and all manner of water craft; to carry on and transact a real estate agency and brokerage business, including the management of estates, and to act as agent, broker or attorney in fact for any person, firm or corporation in buying, selling, renting, leasing and otherwise dealing in and with real property and any and every estate and interest therein, choses in action secured thereby or thereon, judgments resulting therefrom and other personal property, collateral thereto, in making and obtaining leases upon such property, in supervising, managing protecting such property and all interest in and claims affecting the same and in managing and conducting any legal actions, proceedings and business relating to any of the purposes herein mentioned or referred to; to collect and receive any profits, rents, royalties, fees, charges and/or tolls for business conducted by the company;






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     To manufacture, purchase or otherwise acquire and to hold, own, mortgage or otherwise lien, pledge, lease, sell, exchange, transfer or in any manner dispose of, and to invest, deal and trade in and with goods, wares, merchandise and personal property of any and every class and description, within or without the State of Florida;

     To acquire the good will, rights and property and the whole or any part of the assets and liabilities of any person, firm, association or corporation, to pay for the same in cash, by the stock of the company, bonds or otherwise, to hold or in any manner to dispose of the whole or any part of the property so purchased, to conduct in any lawful manner the whole or any part of any business so acquired and to exercise all the powers necessary or convenient in and about the conduct and management of such business;

     To construct and operate canals and waterways for the purposes of drainage, irrigation or beautification; to grow, buy, sell and otherwise deal in all kinds of fruits, vegetables and agricultural products, and to engage generally in farming, planting, fruit raising and any and all branches of gardening and horticulture; to prospect for, dig and mine all minerals and metals, including petroleum, oil and gas, and to do all things which may be necessary, proper or convenient in connection with prospecting for, digging and mining said minerals, metals, petroleum, oil and gas; to build, buy, sell, own, operate, lease, hire, use and maintain gas stations, tanks, reservoirs, storage and ice manufacturing plants, packing houses, machine shops, boat building works, waterworks, electric light and power works, and storage facilities of every kind, and to collect and receive profits or tolls therefor;

     To build, buy, sell, lease, manufacture, own, control, hire, charter and operate automobiles and automobile buses and other automotive vehicles and vessels, tramways, railways, spur tracks, side tracks, dredges, barges, lighters, engines, cars or other vehicles and means of transportation for the transportation of property and persons, but not to use said means of transportation for the purpose of doing the business of a common carrier; to construct, maintain, own, lease and operate station houses, depots, warehouses, terminals, terminal facilities, ferries, parks, greenhouses, grounds and pavillions for recreation and amusement and for other purposes;

     To make, generate, sell, distribute and supply gas and electricity, either or both, for lighting, heating, manufacturing or mechanical purposes, or for all or any of such purposes, and to conduct a general gas and electrical business, or either of them, in all their branches; to sink wells and build reservoirs, tanks, pipes and water mains and other appliances, and to pipe, sell, store and distribute water; to dredge and bulkhead, and to construct and maintain bridges, viaducts, and other ways, and to retain and receive easements, licenses and rights-of-way; to acquire, build, construct, establish, own, operate, maintain and dispose of, water, drainage and sewer systems and all manner of public works and to exercise the rights of eminent domain in connection with all such public works;

     To engage generally in the business of buying, selling and dealing in stocks, bonds, and all manner of securities, both for its own account and for the account of others, upon commission or otherwise, to draw, make, accept, endorse, discount, execute and issue promissory notes, drafts, bills of exchange, warrants debentures and other negotiable or transferable instruments; to borrow, advance and lend money, and assets of all kinds upon such terms as may seem expedient; to execute and issue debentures, debenture stocks, bonds, obligations and securities of all kinds, and to evidence and secure the same as may seem expedient;



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
with full power to make the same transferable by delivery or by instrument of transfer or otherwise and either perpetual or terminable and redeemable or otherwise, and to charge and secure the same by mortgage or trust deed, or otherwise on the undertaking of the corporation, or upon any specific property, rights, present and future, of the corporation, or otherwise; to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge, or otherwise dispose of the shares of the capital stock of, or any bonds, securities, or evidences of indebtedness created by this or any other corporation or corporations of this State or any other State or Country, Nation or Government, and while the owner of said stock to exercise all the rights, powers and privileges of ownership, including the right to vote thereon, to the same extent as natural persons might or could do;

     To purchase or otherwise acquire, apply for, register, hold, use, sell or in any manner dispose of and to grant licenses or other rights in and in any manner deal with patents, inventions, improvements, processes, formulas, trade-marks, trade names, rights, and licenses secured under letters patent, copyrights or otherwise;

     To enter into, make and perform contracts of every kind with any person, firm, association, or corporation, municipality, body politic, country, territory or state;

     To hold and re-issue any of the shares of its capital stock and to provide for the redemption of said stock; to have a lien upon all of the shares of any stockholder who may become indebted to this corporation, either individually, as co-partner, surety or otherwise, with the right to sell and dispose of such stock, or such portion or portions thereof, as may be necessary to pay off such indebtedness at either public or private sale and upon notice and terms as the Board of Directors may prescribe, and with the further right to refuse to transfer said stock until full payment of all such indebtedness is made;


     To own and/or operate mills or factories for the manufacture and/or furnishing of building material, fixtures and supplies of all kinds; and to own and operate newspapers and publishing plants; to raise, breed and deal in live stock of all kinds; to construct harbors and improve the same; to improve rivers and streams by clearing and straightening the channels thereof, closing sloughs, erecting sluice ways, booms or dams of all kinds, and other works thereof; to acquire, construct, lease, operate and maintain radio broadcasting stations of any and all kinds;

     To build, maintain, operate, purchase, lease, rent and sell sawmills, and manufacture and distill turpentine, tar, pitch, rosin and other timber products, and to make and execute any and all manner of contracts and timber leases for logging, lumbering and naval stores operations; to carry on a general logging and lumbering business;

     And to conduct any and every mercantile, trading, mineral, prospecting, shipping, forwarding, manufacturing and commission business at such place or places in the State of Florida and at any and all other places in the United States, or, outside the United States, as the corporation may determine.



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     To do any or all of the things hereinabove set forth as principal, agent, contractor, trustee or otherwise, alone or in company with others; to carry on any and all of its operations and businesses and to promote its objects within the State of Florida or elsewhere without restriction as to place or amount; to have, use, exercise and enjoy all of the general powers of like corporations; and to do any or all of the things hereinabove set forth to the same extent as natural persons might or could do; and to do and perform all such other things and acts as may be necessary, profitable or expedient in carrying on any of the businesses or acts above named.

     The intention is that none of the objects and powers hereinabove specified and clauses contained in this Article, except where otherwise specified in this Article, shall be in anywise limited or restricted by reference to or inference from the terms of any other objects, powers or clauses of this or any other Article, but that the several objects and powers specified above shall be regarded as independent objects and powers; the broadest meaning shall be given to each word of the foregoing enumeration of the general nature of the businesses of this corporation and the use of no one word shall be construed to limit the meaning or effect of any other word or words used elsewhere.

     ARTICLE IV. STOCK   The maximum number of shares of stock that the
corporation is authorized to have outstanding at any time is One Hundred and Fifty Thousand (150,000) shares of the par value of One Hundred Dollars ($100.00) per share, all of which shall be common voting stock of the same class, provided that the corporation may designate as special or restricted stock not in excess of Two Thousand (2,000) shares of said authorized stock and reserve to itself rights to repurchase, under the conditions required by law, redeem and retire the same, and thereby reduce, from time to time, the amount of its capital represented by the par value of said special or restricted stock so retired. All stock issued shall be fully paid and non-assessable. The corporation shall have the right to issue fractional shares.

     ARTICLE V. CAPITAL The amount of capital with which the corporation shall begin business is the aggregate par value of the shares of stock outstanding, viz: $9,182,900.00 Additional shares of authorized stock may be issued as provided by law.

     ARTICLE VI TERM OF EXISTENCE. The corporation shall have perpetual existence.

     ARTICLE VIII. PRINCIPAL OFFICE. The principal office of the corporation shall be located in the City of Jacksonville, County of Duval, State of Florida.

     ARTICLE VII. DIRECTORS. The number of Directors of the corporation shall be not less than nine (9) nor more than fifteen (15)



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     ARTICLE IX.  BOARD OF DIRECTORS.  The names and post office addresses of the Board of Directors who, subject to the By-Laws of the corporation and the Laws of Florida, shall hold office until the next annual meeting of the stockholders of the corporation or until their successors are elected and have qualified, are:

NAME                     Post Office Address.
----                     --------------------
Jessie Ball duPont       1524 Barnett Bank Building, Jacksonville, Florida.
Edward Ball              Box 191, Tallahassee, Florida.
Roger L. Main            1524 Barnett Bank Building, Jacksonville, Florida.
Henry W. Dew             1524 Barnett Bank Building, Jacksonville, Florida.
Elbert Dent              Greenville, Wilmington, 7, Delaware
Irene Walsh              1524 Barnett Bank Building, Jacksonville, Florida.
W. H. Goodman            Box 720, Jacksonville, Florida
Franics P. Gaines        Washington & Lee University, Lexington, Virginia
H. P. Adair              Barnett Bank Building, Jacksonville, Florida.
Harry H. Saunders        St. Joe Paper Company, Port St. Joe, Florida
R. C. Brent, Jr.         Box 191, Tallahassee, Florida
T. S. Coldewey           St. Joe Paper Company, Port St. Joe, Florida
J. C. Belin              St. Joe Paper Company, Port St. Joe, Florida
W. T. Edwards            1785 Southwood Street, Sarasota, Florida

     ARTICLE X. OFFICERS. The officers of the corporation shall be a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers, agents and factors as may be deemed necessary. The names and post office addresses of the President, Secretary, and Treasurer, of the corporation, who shall hold office until the next Annual Meeting of the Board of Directors or until their successors are elected, are:

     Roger L. Main, President, 1524 Barnett Bank Building, Jacksonville, Fla.

     Irene Walsh, Secretary, 1524 Barnett Bank Building, Jacksonville, Fla.

     S.D. Stoneburner, Treasurer, 1524 Barnett Bank Building, Jacksonville,
Fla.

     All officers, agents and factors shall be chosen in such manner, hold their offices for such terms, and have such powers and duties as may be prescribed by the By-Laws or determined by the Board of Directors. Any person may hold two or more offices, except that the President shall not be also the Secretary or an Assistant Secretary of the Corporation. Until their respective successors shall have been duly elected and qualified, the present officers of the St. Joe Paper Company shall be the officers of the corporation.

     ARTICLE XI BY-LAWS Subject to the By-Laws, if any, adopted by the stockholders, the Directors may make the By-Laws of the corporation.

     ARTICLE XII. This amended Certificate of Incorporation contains all of the currently effective provisions of the Charter of said corporation, it being the purpose of this Amendment of the Certificate of Incorporation that any previous Charter provision as set forth in the original Certificate of Incorporation, the amendments thereto, and the agreements of merger, shall be deemed to have been amended, modified, or revoked, so as to be consistent with the Articles I through XI hereof.


                                  ***********




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





       THIS IS TO FURTHER CERTIFY that the said proposed Amendment was previously approved by the Board of Directors and proposed by them to the Stockholders at the meeting at which such resolution was adopted.

       IN WITNESS WHEREOF, the undersigned Secretary of the corporation has hereunto set her hand and has hereto affixed the corporate seal of said corporation this 23 day of April, A.D. 1955.


                                           ST. JOE PAPER COMPANY  [SEAL]


                                           /s/
                                           --------------------------
                                           SECRETARY

APPROVED:


/s/ Roger L. Main
---------------------
President



STATE OF FLORIDA   )
                   :
COUNTY OF DUVAL    )


       Before me, an officer authorized by the laws of the State of Florida to take acknowledgments, this day personally appeared ROGER L. MAIN, to me well known and known to me to be the person who as President of St. Joe Paper Company executed the above and foregoing Certificate, and who acknowledged to and before me that he executed the same in such capacity for the purposes therein expressed, and that the matters and things therein set forth are true.

       WITNESS my hand and official seal this 23 day of April, 1955.

[SEAL]

                                      /s/
                                      --------------------------------
                                      Notary Public, State of Florida
                                      at Large.

                                      My commission expires:_______
                                             Notary Public, State of Florida
                                             My commission expires Dec. 11, 1955
                                             Bonded by American Surety Co.

                            Certificate of Amendment

                                       of

                          Certificate of Incorporation

                                       of

                             ST. JOE PAPER COMPANY


Under Section 607.181 of the Florida General Corporation Act


       St. Joe Paper Company, a corporation organized and existing under and by virtue of the Florida General Corporation Act of the State of Florida (the "Corporation"), does hereby certify:

       FIRST: That at special meeting of the Corporation's Board of Directors on February 7, 1990, resolutions were adopted setting forth a proposed amendmant to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and proposing to submit said amendment to the Alfred I. duPont Testamentary Trust (the "Trust"), as holder of 75,209 shares, or 86.3%, of the issued and outstanding capital stock of the Corporation, for consideration therof. The resolution setting forth the proposed amendment is as follows:

       RESOLVED, that the Board of Directors of the Corporation does hereby declare that it is advisable to amend the Certificate of Incorporation of the Corporation by changing Article IV thereof so that as amended, said Article shall be and read as follows:





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
          "ARTICLE IV. STOCK. The maximum number of shares of stock that the corporation is authorized to have outstanding at any time is sixty million (60,000,000) shares having no par value per share, all of which shall be common voting stock of the same class. All shares of common stock issued shall be fully paid and non-assessable. The corporation shall have the right to issue fractional shares."

     SECOND: That on March 21, 1990, the Trust, acting by written consent, adopted said amendment in accordance with the provisions of Section 607.181 of the Florida General Corporation Act of the State of Florida.

     THIRD: That the stock split and change in par value provided for in said amendment shall be effected in the following manner: at 4:00 p.m., Tallahassee, Florida time on the date on which the amendment becomes effective in accordance with the Florida General Corporation Act, (i) each share of the Corporation's one hundred dollar ($100.00) par value common stock shall be changed and reclassified into and shall become 350 shares of no par value common stock authorized by such amendment; (ii) outstanding certificates theretofore representing the then issued shares of the one hundred dollar ($100.00) par value common stock shall represent the same number of shares of no par value common stock; and (iii) each holder of record of common stock of the Corporation at 4:00 p.m.; Tallahassee, Florida time on the date such amendment becomes effective shall be entitled to receive a certificate for 349 additional shares of common stock for each one share of common stock then held of record by such holder.

     IN WITNESS WHEREOF, said St. Joe Paper Company has caused this Certificate to be signed by Stanley D. Fraser, its Vice President and attested by Ronald A. Anderson, its Secretary this 21st day of March, 1990.


                                        ST. JOE PAPER COMPANY

                                        By:  /s/ Stanley D. Fraser
                                             ---------------------
                                             Stanley D. Fraser
                                             Vice President

ATTEST

By:  /s/ Ronald A. Anderson
     ----------------------
     Ronald A. Anderson
     Secretary

STATE OF FLORIDA

COUNTY OF DUVAL



     Be it remembered that on this 21st day of March, 1990, personally came before me, Louise T. Matthews, a notary public in and for the county and state aforesaid, STANLEY D. FRASER, Vice President of a corporation of the State of Florida, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he the said STANLEY D. FRASER as such Vice President duly executed the said certificate to be his act and deed and the act and deed of said corporation and the facts stated therein are true; and the signature of said Vice President of said corporation to said foregoing certificate is in the handwriting of said Vice President of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.


                                                 /s/ Louise T. Matthews
                                                 ------------------------------
                                                 Notary Public

(SEAL)

                             ARTICLES OF AMENDMENT

                                       of

                             ST. JOE PAPER COMPANY


     Pursuant to Section 607.1006, Florida Statutes, the Amended Articles of Incorporation of the above-named Corporation are hereby further amended as follows:

     1.  Article II is hereby amended to read as follows:

               The name of the corporation is St. Joe Corporation

     2. The foregoing amendment was adopted by the Board of Directors on February 27, 1996 and the shareholders on May 14, 1996.

     3. The number of votes cast for the amendment by the shareholders was sufficient for approval.

     4.  This Amendment shall be effective on June 3, 1996 at 12:01 a.m.

     IN WITNESS WHEREOF, these Articles of Amendment have been executed this 22nd day of May, 1996.



                                             ST. JOE PAPER COMPANY


                                             By:/s/ R.E. Nedley
                                                ----------------------
                                                R.E. Nedley, President


STATE OF FLORIDA
COUNTY OF DUVAL

     The foregoing instrument was acknowledged before me this 22nd day of May, 1996 by R.E. Nedley, as President of ST. JOE PAPER COMPANY, a Florida corporation, on behalf of the corporation. He is personally known to me.




                                             /s/ Patricia A. Pocock
                                             --------------------------
                                             Notary Public

                                                      OFFICIAL SEAL
                                          [SEAL]    PATRICIA A. POCOCK
                                                   My Commission Expires
                                                       Feb. 9, 1997
                                                    Comm. No. CC 258161